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                                                                      EXHIBIT 21


                              List of Subsidiaries


SUBSIDIARIES OF WESTPORT RESOURCES CORPORATION

                                                           Jurisdiction of
                                                    Incorporation or Organization
                                                    -----------------------------
Westport Oil and Gas Company, Inc.                             Delaware

SUBSIDIARIES OF WESTPORT OIL AND GAS COMPANY, INC.

AWM -- Chile LLC                                               Colorado

AWM -- Chile Two LLC                                           Colorado

Westport Argentina LLC                                         Colorado

Westport Canada LLC                                            Delaware

Jerry Chambers Exploration Company                             Colorado General
                                                               Partnership

Westport Overriding Royalty LLC                                Colorado